Exhibit 1.1

ON TRACK INNOVATIONS LTD.

6,250,000 Ordinary Shares

UNDERWRITING AGREEMENT

November 20, 2014

Northland Securities, Inc.
45 South 7th Street
Suite 2000
Minneapolis, MN 55402

Ladies and Gentlemen:

On Track Innovations Ltd., an Israeli corporation (the “Company”), proposes, subject to the terms and conditions contained herein, to sell to Northland Securities, Inc. (the “Underwriter”) an aggregate of 6,250,000 ordinary shares (the “Firm Shares”), NIS 0.10 par value per share, of the Company (the “Ordinary Shares”).  All of the Firm Shares are to be issued and sold by the Company.  In addition, the Company proposes to grant to the Underwriter an option to purchase up to an additional 937,500 Ordinary Shares (the “Option Shares”) from the Company for the purpose of covering over-allotments in connection with the sale of the Firm Shares.  The Firm Shares and the Option Shares are collectively called the “Securities.”

The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the published rules and regulations thereunder (the “Rules”) adopted by the Securities and Exchange Commission (the “Commission”) a “shelf” registration statement on Form S-3 (No. 333-199180), which became effective as of October 22, 2014, including a base prospectus (the “Base Prospectus”), in accordance with Rule 415 of the Securities Act and such amendments thereof as may have been required to the date of this Agreement. Copies of such Registration Statement (including all amendments thereof and all documents deemed incorporated by reference therein) and of the related Base Prospectus have heretofore been delivered by the Company or are otherwise available to you.

The term “Registration Statement” as used in this Agreement means the registration statement, including all exhibits, financial schedules and all documents and information deemed to be part of the Registration Statement by incorporation by reference or otherwise, as amended from time to time, including the information (if any) contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and deemed to be part thereof at the time of effectiveness pursuant to Rules 430A and 430B of the Rules.

If the Company has filed an abbreviated registration statement to register additional Securities pursuant to Rule 462(b) under the Rules (the “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement.  The term “Preliminary Prospectus” means the Base Prospectus, together with any preliminary prospectus supplement used or filed with the Commission pursuant to Rule 424 of the Rules, in the form provided to the Underwriter by the Company for use in connection with the offering of the Securities.  The term “Prospectus” means the Base Prospectus, any Preliminary Prospectus and any amendments or further supplements to such prospectus, and including, without limitation, the final prospectus supplement, filed pursuant to and within the limits described in Rule 424(b) with the Commission in connection with the proposed sale of the Securities contemplated by this Agreement through the date of such prospectus supplement. The term “Effective Date” shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. Unless otherwise stated herein, any reference herein to the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus (as hereinafter defined) and the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, including pursuant to Item 12 of Form S-3 under the Securities Act, which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the date hereof or are so filed hereafter. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus or the Prospectus shall be deemed to refer to and include any such document filed or to be filed under the Exchange Act after the date of the Registration Statement, any such Preliminary Prospectus, Statutory Prospectus or Prospectus, as the case may be, and deemed to be incorporated therein by reference.

The Company acknowledges that it is proposed that a public offering of the Securities be made, as set forth in and pursuant to the Statutory Prospectus (as hereinafter defined) and the Prospectus, as soon after the Effective Date and the date of this Agreement as the Underwriter deems advisable.  The Company hereby confirms that the Underwriter and dealers have been authorized to distribute or cause to be distributed each Preliminary Prospectus, and each Issuer Free Writing Prospectus (as hereinafter defined) and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriter).

1.           Sale, Purchase, Delivery and Payment for the Securities.  On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

(a)           The Company agrees to issue and sell to the Underwriter, and the Underwriter agrees, severally and not jointly, to purchase from the Company the Firm Shares, at a purchase price of $1.504 per Firm Share (the “Initial Price”), subject to adjustment in accordance with Section 8 hereof.

(b)           The Company hereby grants to the Underwriter an option to purchase, severally and not jointly, all or any part of the Option Shares at a price per Option Share equal to the Initial Price.  Such option may be exercised only to cover over-allotments in the sales of the Firm Shares by the Underwriter and may be exercised in whole or in part at any time on or before 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date (as defined below), and from time to time thereafter within 30 days after the date of this Agreement, in each case upon written or facsimile notice, or verbal or telephonic notice confirmed by written or facsimile notice, by the Underwriter to the Company no later than 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date or at least two business days before the Option Shares Closing Date (as defined below), as the case may be, setting forth the number of Option Shares to be purchased and the time and date (if other than the Firm Shares Closing Date) of such purchase.

(c)           Payment of the purchase price for, and delivery of certificates for, the Firm Shares shall be made at the offices of the Underwriter, 45 South 7th Street, Suite 2000, Minneapolis, Minnesota, at 10:00 a.m., Central Time, on the third business day following the date of this Agreement or at such time on such other date, not later than ten (10) business days after the date of this Agreement, as shall be agreed upon by the Company and the Underwriter (such time and date of delivery and payment are called the “Firm Shares Closing Date”).  In addition, in the event that any or all of the Option Shares are purchased by the Underwriter, payment of the purchase price, and delivery of the certificates, for such Option Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter and the Company, on each date of delivery as specified in the notice from the Underwriter to the Company (such time and date of delivery and payment are called the “Option Shares Closing Date”).  The Firm Shares Closing Date and any Option Shares Closing Date are called, individually, a “Closing Date” and, together, the “Closing Dates.”

(d)           Payment shall be made to the Company by wire transfer of immediately available funds or by certified or official bank check or checks payable in New York Clearing House (same day) funds drawn to the order of the Company, against delivery of the respective certificates to the Underwriter for the Securities to be purchased.

(e)           Certificates evidencing the Firm Shares shall be registered in such names and shall be in such denominations as the Underwriter shall request at least two full business days before the Firm Shares Closing Date or, in the case of Option Shares, on the day of notice of exercise of the option as described in Section 1(b), and shall be delivered by or on behalf of the Company to the Underwriter through the facilities of the Depository Trust Company (“DTC”) for the account of the Underwriter.  The Company will cause the certificates representing the Securities to be made available for checking and packaging, at such place as is designated by the Underwriter, on the full business day before the Firm Shares Closing Date (or the Option Shares Closing Date in the case of the Option Shares).

2.           Representations and Warranties of the Company.  The Company represents and warrants to the Underwriter as of the date hereof, as of the Firm Shares Closing Date and as of each Option Shares Closing Date (if any),  and agrees with the Underwriter, as follows:

(a)           The Company meets the requirements for use of Form S-3 under the Securities Act including the transaction requirements set forth in General Instruction I.B.1 of such form.  The Company filed with the Commission the Registration Statement on such Form S-3, including a Base Prospectus, for registration under the Securities Act of the offering and sale of the Securities, and the Company has prepared and used a Preliminary Prospectus in connection with the offer and sale of the Securities.  When the Registration Statement or any amendment thereof or supplement thereto was or is declared effective and as of the date of the most recent amendment to the Registration Statement, it (i) complied or will comply, in all material respects, with the requirements of the Securities Act and the Rules and the Exchange Act and the rules and regulations of the Commission thereunder and (ii) did not or will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. When any Preliminary Prospectus or Prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424 of the Rules) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus or Prospectus as amended or supplemented complied in all material respects with the applicable provisions of the Securities Act and the Rules and did not or will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If applicable, each Preliminary Prospectus and the Prospectus delivered to the Underwriter for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to the Commission's Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), except to the extent permitted by Regulation S-T. Notwithstanding the foregoing, none of the representations and warranties in this Section 2(a) shall apply to statements in, or omissions from, the Registration Statement, any Preliminary Prospectus or the Prospectus made in reliance upon, and in conformity with, information herein or otherwise furnished in writing by the Underwriter specifically for use in the Registration Statement, any Preliminary Prospectus or the Prospectus. With respect to the preceding sentence, the Company acknowledges that the only information furnished in writing by the Underwriter for use in the Registration Statement, any Preliminary Prospectus or the Prospectus are the second paragraph, the fifth sentence in the third paragraph, and the eighth through twelfth paragraphs under the caption “Underwriting” (collectively, the “Underwriter Information”).

(b)           As of the Applicable Time (as hereinafter defined), neither (i) the information set forth on Schedule II and the Statutory Prospectus (as hereinafter defined), all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer Free Writing Prospectus when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements in or omissions in the General Disclosure Package made in reliance upon and in conformity with the Underwriter Information.

Each Issuer Free Writing Prospectus (as hereinafter defined), including any electronic road show (including without limitation any “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act) (each, a “Road Show”) (i) is identified in Schedule I hereto and (ii) complied when issued, and complies, in all material respects with the requirements of the Securities Act and the Rules and the Exchange Act and the rules and regulations of the Commission thereunder.

As used in this Section and elsewhere in this Agreement:

1.           “Applicable Time” means 8:00 p.m. (Eastern time) on the date of this Agreement.

2.           “Statutory Prospectus” as of any time means the Preliminary Prospectus relating to the Securities immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof.

3.           “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Securities, including, without limitation, each Road Show.

(c)           The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of any Preliminary Prospectus, the Prospectus or any “free writing prospectus”, as defined in Rule 405 under the Rules, has been issued by the Commission and no proceedings for that purpose have been instituted or, to the Company’s knowledge, are threatened under the Securities Act. Any required filing of any Preliminary Prospectus and/or the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules has been or will be made in the manner and within the time period required by such Rule 424(b).  Any material required to be filed by the Company pursuant to Rule 433(d) of the Rules has been or will be filed in the manner and within the time period required by such Rules.

(d)           The documents incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus, at the time they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and any further documents so filed and incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(e)           Each Issuer Free Writing Prospectus, if any, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Underwriter as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, the Statutory Prospectus or the Prospectus.

If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company has promptly notified or will promptly notify the Underwriter and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f)           The financial statements of the Company (including all notes and schedules thereto) included or incorporated by reference in the General Disclosure Package, the Registration Statement, the Statutory Prospectus and Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and such financial statements and related schedules and notes thereto, and the unaudited financial information filed with the Commission as part of the Registration Statement, have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved (except as otherwise noted therein).  The selected financial data included or incorporated by reference in the Statutory Prospectus and Prospectus, if any, present fairly, in all material respects, the information shown therein as at the respective dates and for the respective periods specified and have been presented on a basis consistent with the consolidated financial statements set forth in the Prospectus and other financial information.

(g)           Somekh Chaikin, a member firm of KPMG International (the “Auditor”) whose reports are filed with the Commission as a part of the Registration Statement, the General Disclosure Package and the Prospectus is and, during the periods covered by its reports, was an independent registered public accounting firm with respect to the Company as required by the Securities Act and the Rules.

(h)           The Company and each of its subsidiaries, including each entity (corporation, partnership, joint venture, association or other business organization) controlled directly or indirectly by the Company (each, a “subsidiary”), is duly organized, validly existing and in good standing (or the non-U.S. equivalent thereof) under the laws of their respective jurisdictions of incorporation or organization, except with respect to the subsidiaries where the failure to be in good standing individually or in the aggregate would not have a material adverse effect on the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole (a “Material Adverse Effect”)  and each such entity has all requisite corporate power and authority to carry on its business as is currently being conducted as described in the General Disclosure Package, the Statutory Prospectus and the Prospectus, and to own, lease and operate its properties.  The Company has not been designated as a “breaching company” (within the meaning of the Israeli Companies Law 5759-1999 (the “Companies Law”)) by the Registrar of Companies of the State of Israel. The certificate of incorporation, memorandum of association and articles of association of the Company comply with the requirements of applicable Israeli law and are in full force and effect.  All of the issued share capital of, or other ownership interests in, each subsidiary, to the extent that such shares or ownership interests are directly or indirectly owned by the Company, have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever. The Company and each of its subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify individually or in the aggregate would not have a Material Adverse Effect; and to the Company’s knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.  The only direct or indirect subsidiaries of the Company are those listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.  None of the subsidiaries is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s share capital, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except as described in the Registration Statement, the Statutory Prospectus, the General Disclosure Package and the Prospectus.

(i)           The Registration Statement initially became effective within three years of the date hereof.  If, immediately prior to the third anniversary of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriter, the Company will, prior to that third anniversary file, if it has not already done so, a new “shelf” registration statement relating to the Securities, in a form satisfactory to the Underwriter, will use its best efforts to cause such registration statement to be declared effective within 180 days after that third anniversary, and will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired Registration Statement.  References herein to the registration statement relating to the Securities shall include such new “shelf” registration statement.

(j)           The Company and each of its subsidiaries has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity, foreign or domestic (collectively, the “Permits”), to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, except where the lack of such Permits, individually or in the aggregate, would not have a Material Adverse Effect. The Company and each of its subsidiaries has fulfilled and performed in all material respects all of its  obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company thereunder.  Except as may be required under the Securities Act and state and foreign Blue Sky laws, no other Permits are required to enter into, deliver and perform this Agreement and to issue and sell the Securities.

(k)           (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules) for the Securities and (ii) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Rules,  including (but not limited to) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 of the Rules.

(l)           The Company and its subsidiaries own or possess sufficient licenses or other rights to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, software, databases, know-how, Internet domain names, trade secrets and other unpatented and/or unpatentable proprietary or confidential technology and information, systems or procedures, and other material intellectual property (collectively, “Intellectual Property”) necessary to carry on their respective businesses as currently conducted, and as proposed to be conducted, in each case as described in the Registration Statement, the Statutory Prospectus, the General Disclosure Package and the Prospectus  (collectively, “Company Intellectual Property”).   The Company is not aware of any claims to the contrary or any challenges by any person or entity to the rights of the Company and its subsidiaries with respect to the Company Intellectual Property, except as described in the Registration Statement, the Statutory Prospectus, the General Disclosure Package and the Prospectus. Each of the agreements described in the Registration Statement, the Statutory Prospectus, the General Disclosure Package and the Prospectus, which include licensing or transfer of Intellectual Property (each an “Intellectual Property Agreement”), is valid, binding upon, and enforceable by or against the parties thereto in accordance to its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability. The Company and each of its subsidiaries has complied in all material respects with, and is not in breach nor has received any asserted or threatened claim of breach of, any Intellectual Property Agreement, except for any such breach that would not, singularly or in the aggregate, have a Material Adverse Effect, and the Company has no knowledge of any breach or anticipated breach by any other person to any Intellectual Property Agreement.   Each of the Company’s and its subsidiaries’ businesses as now conducted and as proposed to be conducted, in each case as described in the Registration Statement, the Statutory Prospectus, the General Disclosure Package and the Prospectus, does not and will not infringe or conflict with the Intellectual Property or franchise right of any person or entity. The Company has received no claim alleging the infringement by the Company or any of its subsidiaries of any Intellectual Property or franchise right of any person or entity.  The Company and its subsidiaries have not instituted, and do not currently plan to institute, any claim against any person or entity for infringement of the Company Intellectual Property, except as described in the Registration Statement, the Statutory Prospectus, the General Disclosure Package and the Prospectus.  To the Company’s knowledge, and except as described in the Registration Statement, the Statutory Prospectus, the General Disclosure Package and the Prospectus, no person or entity infringes or is otherwise in conflict with the Company Intellectual Property.  The Company and each of its subsidiaries have taken steps reasonably necessary to protect, maintain and safeguard its rights in all Intellectual Property, including the execution of appropriate nondisclosure and confidentiality agreements. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company’s or any of its subsidiaries’ right to own, use, or hold for use any of the Company Intellectual Property as owned, used or held for use in the conduct of its business.  The granted and issued government registered Company Intellectual Property owned or licensed by the Company or its subsidiaries is currently in force and has been properly maintained and has not been adjudged by a court of competent jurisdiction as invalid or unenforceable, in whole or in part, and except as otherwise disclosed in the Registration Statement, the Statutory Prospectus, the General Disclosure Package and the Prospectus, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property nor is there any reasonable basis for such a claim.  The pending government registered Company Intellectual Property owned or licensed by the Company or its subsidiaries is current, up-to-date and in good standing, and the Company has followed all relevant laws, rules, procedures and requirements in the filing, prosecution and maintenance of such pending government registered Intellectual Property in the relevant jurisdiction to which such government registered Company Intellectual Property is pending.  The Company and each subsidiary has at all times complied with all applicable laws relating to privacy, data protection, and the collection and use of personal information collected, used, or held for use by the Company or any subsidiary in the conduct of the Company’s or any subsidiary’s business. No claims have been asserted or, to the Company’s knowledge, threatened against the Company or any subsidiary alleging a violation of any person’s privacy or personal information or data rights, and the consummation of the transactions contemplated hereby will not breach or otherwise cause any violation of any law related to privacy, data protection, or the collection and use of personal information collected, used, or held for use by the Company or any of its subsidiaries in the conduct of the Company’s or any of its subsidiaries’ businesses. The Company and each of its subsidiaries take reasonable measures to ensure that such information is protected against unauthorized access, use, modification, or other misuse. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be set forth in the Registration Statement, the Statutory Prospectus, the General Disclosure Package and the Prospectus and are not described therein.

(m)           Except as described in the Registration Statement, the Statutory Prospectus, the General Disclosure Package and the Prospectus, neither the Company nor any subsidiary owns any real property. The Company and each of its subsidiaries has good and marketable title to all other property owned by it, in each case free and clear of all liens, encumbrances, claims, security interests and defects, except such as do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries.  All property held under lease by the Company and its subsidiaries is held by them under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are not material and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries.

(n)           Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package, the Statutory Prospectus and the Prospectus, (i) there has not been any event which is reasonably likely to have a Material Adverse Effect; (ii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any foreign or domestic court or foreign or domestic legislative or other governmental action, order or decree which would have a Material Adverse Effect; and (iii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus, neither the Company nor its subsidiaries has (A) issued any securities (other than pursuant to the Company’s equity incentive plans or as otherwise disclosed in the General Disclosure Package and the Prospectus) or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, (B) entered into any transaction not in the ordinary course of business or (C) except for regular dividends on the Ordinary Shares in amounts per share that are consistent with past practice, declared or paid any dividend or made any distribution on any shares of its share capital or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any of its share capital.

(o)           There is no document, contract or other agreement required to be described in the Registration Statement, the General Disclosure Package, the Statutory Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the Securities Act or Rules.  Each description of a contract, document or other agreement in the Registration Statement, the General Disclosure Package, the Statutory Prospectus or the Prospectus accurately reflects in all material respects the terms of the underlying contract, document or other agreement.  Each contract, document or other agreement described in the Registration Statement, the General Disclosure Package, the Statutory Prospectus or the Prospectus or listed in the Exhibits to the Registration Statement or incorporated by reference is in full force and effect and is valid and enforceable by and against the Company or its subsidiary, as the case may be, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.  Neither the Company nor any of its subsidiaries, if a subsidiary is a party, nor, to the Company’s knowledge, any other party, is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, would have a Material Adverse Effect.  No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or its subsidiary, if a subsidiary is a party thereto, of any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which Company or its properties or business or a subsidiary or its properties or business may be bound or affected which default or event, individually or in the aggregate, would have a Material Adverse Effect.

(p)           The statistical and market related data included in the Registration Statement, the General Disclosure Package, the Statutory Prospectus or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(q)           Neither the Company nor any subsidiary (i) is in violation of its certificate of incorporation, memorandum of association, articles of association, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time, or both, would constitute a default under, or result in the creation or imposition of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever, upon, any property or assets of the Company or any subsidiary pursuant to, any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, (iii) is in violation of any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, (iv) is in violation of any condition or requirement stipulated by (A) the instruments of approval granted to it by any Israeli authority with respect to the “approved enterprise,” “benefited enterprise” or “preferred enterprise” status under the Israeli Law for the Encouragement of Capital Investments, 5719-1959, with respect to any of the Company’s facilities or its operations or (B) Israeli laws and regulations relating to such “approved enterprise,” “benefited enterprise” or “preferred enterprise” status or any other tax benefits received by the Company and does not have any knowledge or reason to believe that it will not comply in every respect with such instruments of approval and Israeli laws and regulations, or (v) is in violation of the Israeli Law for Encouragement of Research and Development in Industry, 1984-5744 or any conditions or requirements stipulated by the instruments of approval granted to it by the Office of the Chief Scientist (the “Chief Scientist”) of the Israeli Ministry of Economy including, without limitation, with respect to any research and development grants or benefits given to the Company by the Chief Scientist or any rules or directives of the Chief Scientist, except (in the case of clauses (ii), (iii) and (v) above) for violations or defaults that could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect. The Company has not received any notice denying, revoking or modifying any “approved enterprise,” “benefited enterprise” or “preferred enterprise” status with respect to any of the Company’s facilities or its operations or denying, revoking or modifying any grants or benefits from the Chief Scientist (including, in all such cases, notice of proceedings or investigations related thereto).  All information supplied by the Company with respect to the applications relating to such “approved enterprise,” “benefited enterprise” or “preferred enterprise” status and to grants and benefits from the Chief Scientist was true, correct and complete in all material respects when supplied to the appropriate authorities.

(r)           This Agreement has been duly authorized, executed and delivered by the Company.

(s)           Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Securities) will (i) give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which either the Company or its subsidiaries or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its subsidiaries or (ii) violate any provision of the certificate of incorporation, memorandum of association, articles of association, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents of the Company or any of its subsidiaries, except for such consents or waivers which have already been obtained and are in full force and effect.

(t)           The Company has an authorized capitalization as set forth in the Registration Statement, the Statutory Prospectus and the Prospectus under the caption “Description of Our Ordinary Shares.”   The certificates evidencing the Securities are in due and proper legal form and have been duly authorized for issuance by the Company.  All of the issued and outstanding Ordinary Shares have been duly and validly issued and are fully paid and nonassessable.  There are no statutory, preemptive or other similar rights to subscribe for or to purchase or acquire any Ordinary Shares of the Company or any of its subsidiaries or any such rights pursuant to its certificate of incorporation, memorandum of association, articles of association, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents or any agreement or instrument to or by which the Company or any of its subsidiaries is a party or bound.  The Securities, when issued and sold pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable and none of them will be issued in violation of any preemptive or other similar right.  Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any shares of the Company or any of its subsidiaries or any security convertible into, or exercisable or exchangeable for, such shares. The exercise price of each option to acquire Ordinary Shares (each, a “Company Option”) granted to a person that is subject to federal taxation in the United States is no less than the fair market value of an Ordinary Share as determined on the date of grant of such Company Option.  All grants of Company Options were validly issued and properly approved by the Board of Directors or Compensation Committee of the Company in material compliance with all applicable laws and the terms of the plans under which such Company Options were issued and were recorded on the Company’s financial statements in accordance with generally accepted accounting principles of the United States, and no such grants involved any “back dating”, “forward dating,” “spring loading” or similar practices with respect to the effective date of grant.  The Ordinary Shares and the Securities conform in all material respects to all statements in relation thereto contained in the Registration Statement and the Statutory Prospectus and the Prospectus.

(u)           No holder of any security of the Company has any right, which has not been waived, to have any security owned by or issuable to such holder included in the Registration Statement or to demand registration of any security owned by or issuable to such holder for a period of 180 days after the date of this Agreement.  Additionally, the offering or sale of the Securities as contemplated by this Agreement shall not give rise to any rights for or relating to the registration of any Ordinary Shares or other securities of the Company (collectively “Registration Rights”).  Each director and executive officer of the Company and shareholder of the Company listed on Schedule III hereto has delivered to the Underwriter an enforceable written lock-up agreement in the applicable form attached to this Agreement as Exhibit A hereto (“Lock-Up Agreement”).

(v)           Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(w)           There are no legal or governmental proceedings, foreign or domestic, pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries could individually or in the aggregate have a Material Adverse Effect; and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities, foreign or domestic, or threatened by others.

(x)           All necessary corporate action, including, without limitation, under Chapter 5 of Part VI of the Companies Law, has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby, including, without limitation, the issuance and sale of the Securities by the Company.

(y)           Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute would have a Material Adverse Effect, except as described in the Registration Statement, the Statutory Prospectus, the General Disclosure Package and the Prospectus.  The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which would have a Material Adverse Effect. The Company is not aware of any threatened or pending litigation between the Company or its subsidiaries and any of its executive officers which, if adversely determined, could have a Material Adverse Effect and has no reason to believe that such officers will not remain in the employment of the Company.

(z)           No transaction has occurred between or among the Company and any of its officers or directors, shareholders covered by Regulation S-K Item 404 or any affiliate or affiliates of any such officer or director or shareholder that is required to be described in and is not described in the Registration Statement, the General Disclosure Package, the Statutory Prospectus and the Prospectus.

(aa)           The Company has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Ordinary Shares or any security of the Company to facilitate the sale or resale of any of the Securities.  In addition, the Company has not engaged and will not engage in any form of solicitation, advertising or other action constituting an offer or a sale under the Israeli Securities Law 5728-1968, as amended, and the regulations promulgated thereunder (the “Israeli Securities Law”) in connection with the transactions contemplated hereby which would require the Company to publish a prospectus in the State of Israel under the laws of the State of Israel.

(bb)           The Company and each of its subsidiaries has filed all federal, state, local and foreign, including Israeli, tax returns which are required to be filed through the date hereof, which returns are true and correct in all material respects or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due. There are no tax audits or investigations pending, which if adversely determined would have a Material Adverse Effect; nor are there any material proposed additional tax assessments against the Company or any of its subsidiaries.  No transaction, stamp or other issuance or transfer taxes or duties, and assuming that the Underwriter is not otherwise subject to taxation in Israel due to Israeli tax residence or the existence of a permanent establishment in Israel, then no capital gains, income, withholding or other taxes, are payable by or on behalf of the Underwriter to the State of Israel or to any political subdivision or authority thereof or therein in connection with: (i) the issuance, sale and delivery of the Securities by the Company; (ii) the purchase from the Company, and the initial sale and delivery by the Underwriter of the Securities to purchasers thereof or (iii) the execution and delivery of this Agreement or any other document to be furnished hereunder.

(cc)           The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act or listing on the NASDAQ Global Market, nor has the Company received any notification that the Commission or the NASDAQ Global Market is contemplating terminating such registration or listing.

(dd)           The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, in all material respects, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiaries.  The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ee)           The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which: (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are required to be prepared; (ii) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures at the end of the periods in which the periodic reports are required to be prepared; and (iii) are effective in all material respects to perform the functions for which they were established.

(ff)           Based on the most recent evaluation of its internal control over financial reporting for the year ended December 31, 2013, the Company is not aware of (i) any material weakness or significant deficiency in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(gg)           Except as described in the Statutory Prospectus and the Prospectus and as preapproved in accordance with the requirements set forth in Section 10A of the Exchange Act, the Auditor has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(hh)           Except as described in the Statutory Prospectus and the Prospectus, there are no material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K) that have or are reasonably likely to have a material current or future effect on the Company’s financial condition, revenues or expenses, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

(ii)           The Company’s board of directors has validly appointed an audit committee whose composition satisfies the requirements of the NASDAQ Stock Market LLC (“NASDAQ”) and the Companies Law, and the audit committee has adopted a charter that satisfies the requirements of NASDAQ.

(jj)           The Company’s board of directors has validly appointed a compensation committee whose composition satisfies the requirements of NASDAQ and the Companies Law, and the compensation committee has adopted a charter that satisfies the requirements of NASDAQ.

(kk)           The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), any related rules and regulations promulgated by the Commission and corporate governance requirements under applicable NASDAQ regulations, and has no reason to believe that it will not be able to comply with such provisions.  There is and has been no failure on the part of the Company or any of its directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications.

(ll)           The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary for companies in the businesses in which they are engaged or propose to engage, and for companies of comparable size and market capitalization as the Company, after giving effect to the transactions described in the Statutory Prospectus and the Prospectus; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or the Company’s or its subsidiaries’ respective businesses, assets, employees, officers and directors are in full force and effect; the Company and each of its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and neither the Company nor any subsidiary of the Company has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable costs from similar insurers as may be necessary to continue its  business at a cost that is not materially greater than the current cost.  Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(mm)           No approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body (other than NASDAQ or FINRA (as defined below)) is necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated, except for a notice to the Chief Scientist (which has heretofore been delivered).

(nn)           To the best of the Company's knowledge, there are no affiliations with the Financial Industry Regulatory Authority (“FINRA”) among the Company’s officers, directors or any five percent or greater shareholder of the Company, except as set forth in the Registration Statement or otherwise disclosed in writing to the Underwriter.

(oo)           The Company does not expect to be a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder for the year ending December 31, 2014, and has no plan or intention to conduct its business in a manner that would be reasonably expected to result in the Company becoming a PFIC in the future under current laws and regulations.

(pp)           (i) Each of the Company and each of its subsidiaries is in compliance in all material respects with all rules, laws and regulation relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Laws”) which are applicable to its business; (ii) neither the Company nor its subsidiaries has received any notice from any governmental authority or third party, foreign or domestic, of an asserted claim under Environmental Laws; (iii) each of the Company and each of its subsidiaries has received all material permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance in all material respects with all terms and conditions of any such permit, license or approval; (iv) to the Company’s knowledge, no facts currently exist that will require the Company or any of its subsidiaries to make future material capital expenditures to comply with Environmental Laws; and (v)  no property which is or has been owned, leased or occupied by the Company or its subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) (“CERCLA 1980”) or otherwise designated as a contaminated site under applicable state or local law.  Neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under CERCLA 1980.  The costs and liabilities associated with the effect of Environmental Laws on the business, operations and prospects of the Company and its subsidiaries would not, singly or in the aggregate, have a Material Adverse Effect.

(qq)           The Company is not and, after giving effect to the offering and sale of the Securities and the application of proceeds thereof as described in the Statutory Prospectus and the Prospectus, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(rr)           Neither the Company nor, to the Company's knowledge, any other person associated with or acting on behalf of the Company including, without limitation, any director, officer, agent or employee of the Company or its subsidiaries, has not, directly or indirectly, while acting on behalf of the Company or its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable non-U.S. anti-bribery statute or regulation, including, without limitation, the provisions of Sections 291 and 291A of the Israel Penal Law, 5737-1977, and the rules and regulations thereunder; or (iv) made any other unlawful payment.

(ss)           The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened.

(tt)           Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions.  For the past five years, neither the Company nor any of its subsidiaries has knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(uu)           Except as described in the Statutory Prospectus and the Prospectus, the Company has not sold or issued any Ordinary Shares during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(vv)           The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” as defined in Section 3(3) of ERISA and such regulations and published interpretations in which its employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No “Reportable Event” (as defined in 12 ERISA) has occurred with respect to any “Pension Plan” (as defined in ERISA) for which the Company would have any liability.

(ww)           None of the Company, its directors or its officers has  distributed nor  will  distribute prior to the later of (i) the Firm Shares Closing Date, or the Option Shares Closing Date, and (ii) completion of the distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act and consistent with Section 4(c) below.

(xx)           The Company and each of its subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals consents and other authorizations (the “Regulatory Permits”) issued by the appropriate federal, state, local or foreign, including Israeli, regulatory agencies or bodies necessary to conduct the business of the Company as described in the Registration Statement, the General Disclosure Package, the Statutory Prospectus and the Prospectus, except for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect; the Company is in compliance in all material respects with the requirements of the Regulatory Permits, and all of the Regulatory Permits are valid and in full force and effect, in each case in all material respects; the Company has not received any notice of proceedings relating to the revocation, termination, modification or impairment of rights of any of the Regulatory Permits that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Effect.

(yy)           Except as provided by laws or statutes generally applicable to transactions of the type described in this Agreement, neither the Company nor any of its respective properties, assets or revenues has any right of immunity under the laws of the State of Israel, New York or United States law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Israeli, New York or United States federal court, from service of process, attachment upon or prior judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement. To the extent that the Company or any of its respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in this Agreement.

(zz)           The Company has the power to submit, and has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in the City of New York, New York, U.S.A. (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to this Agreement or the Securities in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company.

(aaa)           No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

3.           Conditions of the Underwriter’s Obligations.  The obligations of the Underwriter under this Agreement are several and not joint.  The respective obligations of the Underwriter to purchase the Securities are subject to each of the following terms and conditions:

(a)           The Registration Statement shall be effective and the Prospectus shall have been timely filed with the Commission in accordance with Section 4(a) of this Agreement and any material required to be filed by the Company pursuant to Rule 433(d) of the Rules shall have been timely filed with the Commission in accordance with such rule.

(b)           No order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any “free writing prospectus” (as defined in Rule 405 of the Rules), shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Underwriter.  If the Company has elected to rely upon Rules 430A or 430B, information previously omitted from the effective Registration Statement pursuant to Rules 430A or 430B shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period and the Company shall have provided evidence satisfactory to the Underwriter of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rules 430A and 430B.

(c)           The representations and warranties of the Company contained in this Agreement and in the certificates delivered pursuant to Section 3(d) shall be true and correct in when made and on and as of each Closing Date as if made on such date.  The Company shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by it at or before each such Closing Date.

(d)           The Underwriter shall have received on each Closing Date a certificate, addressed to the Underwriter and dated such Closing Date, of the chief executive officer or chief operating officer and the chief financial officer or chief accounting officer of the Company, in their capacities as such, to the effect that: (i) the representations, warranties and agreements of the Company in this Agreement were true and correct when made and are true and correct as of such Closing Date; (ii) the Company has performed all covenants and agreements and satisfied all conditions contained herein; (iii) they have carefully examined the Registration Statement, the Prospectus, the General Disclosure Package, and any individual Issuer Free Writing Prospectus and, in their opinion (A) as of the Effective Date the Registration Statement and Prospectus did not include, and as of the Applicable Time, neither (i) the General Disclosure Package, nor (ii) any individual Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included,  any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading except for statements in or omissions in the Registration Statement, the Prospectus, the General Disclosure Package or any individual Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, made in reliance upon and in conformity with the Underwriter Information, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or otherwise required an amendment to the Registration Statement, the Statutory Prospectus or the Prospectus, which was not so set therein; (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to their knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act and (v) since the Applicable Time, there has not occurred any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole.

(e)           The Underwriter shall have received: (i) simultaneously with the execution of this Agreement a signed letter from the Auditor addressed to the Underwriter and dated the date of this Agreement, in form and substance reasonably satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the General Disclosure Package, and (ii) on each Closing Date, a signed letter from the Auditor addressed to the Underwriter and dated the date of such Closing Date(s), in form and substance reasonably satisfactory to the Underwriter containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(f)           The Underwriter shall have received on each Closing Date from each of Zysman, Aharoni, Gayer & Co. and Zysman, Aharoni, Gayer and Sullivan & Worcester LLP, counsels for the Company, opinions and negative assurance statements, addressed to the Underwriter and dated such Closing Date, in forms acceptable to the Underwriter.

(g)           The Underwriter shall have received on each Closing Date from Pearl Cohen Zedek Latzer Baratz, intellectual property counsel for the Company, an opinion, addressed to the Underwriter and dated such Closing Date, in form acceptable to the Underwriter.

(h)           The Underwriter shall have received on each Closing Date from Faegre Baker Daniels LLP, counsel for the Underwriter, an opinion, addressed to the Underwriter and dated such Closing Date, with respect to such matters as the Underwriter may reasonably require, and the Company shall have furnished or provided access to such counsel of such documents as they request for enabling them to pass upon such matters.

(i)           All proceedings taken in connection with the sale of the Firm Shares and the Option Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and its counsel.

(j)           The Underwriter shall have received copies of the Lock-Up Agreements executed by each entity or person listed on Schedule III hereto.

(k)           The Company shall have filed a Notification: Listing of Additional Shares with the NASDAQ Global Market with respect to the Securities and shall have received no objection thereto from the NASDAQ Global Market.

(l)           The Underwriter shall be reasonably satisfied that since the respective dates as of which information is given in the Registration Statement, the Statutory Prospectus, the General Disclosure Package and the Prospectus, (i) there shall not have been any material change in the share capital of the Company or any material change in the indebtedness (other than in the ordinary course of business) of the Company, (ii) except as set forth in or contemplated by the Registration Statement, the Statutory Prospectus, the General Disclosure Package or the Prospectus, no material oral or written agreement or other transaction shall have been entered into by the Company that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of the Company, (iii) no loss or damage (whether or not insured) to the property of the Company shall have been sustained that had or could reasonably be expected to have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding, foreign or domestic, affecting the Company or any of its properties that is material to the Company or that materially affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened and (v) there shall not have been any material change in the assets, properties, condition (financial or otherwise), or in the results of operations, business affairs or business prospects of the Company or its subsidiaries considered as a whole that makes it impractical or inadvisable in the Underwriter’s reasonable judgment to proceed with the purchase or offering of the Securities as contemplated hereby.

(m)           The Underwriter shall not have received any unresolved objection from FINRA as to the fairness and reasonableness of the underwriting terms and agreements in connection with the issuance and sale of the Securities.

(n)           The Underwriter shall have received on each Closing Date a certificate, addressed to the Underwriter and dated such Closing Date, of the chief financial officer of the Company, in his or her capacity as such, in form and substance reasonably satisfactory to the Underwriter and its counsel.

(o)           The Underwriter shall have received on each Closing Date a certificate, addressed to the Underwriter and dated such Closing Date, of the secretary of the Company, in his or her capacity as such, in form and substance reasonably satisfactory to the Underwriter and its counsel.

(p)           The Underwriter shall have received a certificate of Company counsel, addressed to the Underwriter, certifying as to certain actions by the shareholders of the Company under the Companies Law.

(q)           The Company shall have furnished or caused to be furnished to the Underwriter such further customary certificates or documents as the Underwriter shall have reasonably requested.

4.           Covenants and other Agreements of the Company and the Underwriter.

(a)	The Company covenants and agrees as follows:

(i)           The Company will use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective as promptly as possible.  The Company shall prepare the Prospectus in a form approved by the Underwriter and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Rules. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time and manner required under Rules 433(d).

(ii)           The Company shall promptly advise the Underwriter in writing (A) when any post-effective amendment to the Registration Statement shall have become effective or any supplement to the Prospectus shall have been filed, (B) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or any “free writing prospectus”, as defined in Rule 405 of the Rules, or the institution or threatening of any proceeding for that purpose and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.  The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus or any document incorporated by reference in the Registration Statement or any Issuer Free Writing Prospectus unless the Company has furnished the Underwriter a copy for its review prior to filing and shall not file any such proposed amendment or supplement to which the Underwriter reasonably objects.  The Company shall use its reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii)           If, at any time when a prospectus relating to the Securities (or, in lieu thereof, the notice referred to in Rule 173(a) of the Rules) is required to be delivered under the Securities Act and the Rules, (A) any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or (B) it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to the second sentence of paragraph (ii) of this Section 4(a), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

(iv)           If at any time following issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information contained in the Registration Statement or would include an untrue statement of a material fact or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances prevailing at the subsequent time, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(v)           The Company shall make generally available to its security holders and to the Underwriter as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs (or 90 days if such 12-month period coincides with the Company’s fiscal year), an earning statement (which need not be audited) of the Company, covering such 12-month period, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules, provided that the Company will be deemed to have furnished such statements to its security holders and the Underwriter to the extent they are filed on EDGAR.

(vi)           Upon the request of the Underwriter, the Company shall furnish, without charge, (A) to the Underwriter and its counsel, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and, (B) to the Underwriter and its counsel, so long as delivery of a prospectus by the Underwriter or dealer may be required by the Securities Act or the Rules, as many copies of any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments thereof and supplements thereto as the Underwriter may reasonably request.  If applicable, the copies of the Registration Statement, Preliminary Prospectus, any Issuer Free Writing Prospectus and Prospectus and each amendment and supplement thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(vii)           The Company shall cooperate with the Underwriter and its counsel in endeavoring to qualify the Securities for offer and sale in connection with the offering under the laws of such jurisdictions as the Underwriter may reasonably request and shall maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

(viii)           The Company, during the period when the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules) is required to be delivered under the Securities Act and the Rules or the Exchange Act, will file all reports and other documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the regulations promulgated thereunder.

(ix)           Without the prior written consent of the Underwriter, for a period of 90 days after the date of this Agreement, the Company shall not issue, sell or register with the Commission (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into, exercisable for or exchangeable for equity securities of the Company), except for (A) the issuance of the Securities pursuant to the Registration Statement; (B) the issuance of the equity grants pursuant to the Company’s existing equity incentive plans or bonus plans as described in the Registration Statement and the Prospectus or the issuance of shares upon the exercise or conversion of any equity grants made or to be made under such equity incentive or bonus plans; or (C) the issuance of shares pursuant to the conversion of securities or the exercise of warrants, which securities or warrants are outstanding as described in the Registration Statement and the Prospectus.   If during the last 17 days of the 90 day period described in this Section 4(a)(ix) the Company issues an earnings release or material news or a material event relating to the Company occurs; or (y) prior to the expiration of such 90 day period the Company announces that it will release earnings results during the 16 day period beginning on the last day of the 90 day period, the restrictions imposed during this Section 4(a)(ix) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event unless the Underwriter waives, in writing, such extension.  The Company will provide the Underwriter with prior notice of any such announcement that gives rise to an extension of the 90 day period, subject to the Underwriter’s agreement to hold such information in confidence prior to public disclosure of the same.

(x)           Prior to the Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business affairs or business prospects of any of them, or the offering of the Securities without the prior written consent of the Underwriter unless in the judgment of the Company and its counsel, and after notification to the Underwriter, such press release or communication is required by law.

(xi)           The Company will apply the net proceeds from the offering of the Securities in the manner set forth under “Use of Proceeds” in the Prospectus.

(xii)           The Company agrees to pay, or reimburse if paid by the Underwriter, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the public offering of the Securities and the performance of the obligations of the Company under this Agreement including those relating to:  (i) the preparation, printing, reproduction filing and distribution of the Registration Statement including all exhibits thereto, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, all amendments and supplements thereto and any document incorporated by reference therein, and the printing, filing and distribution of this Agreement; (ii) the preparation and delivery of certificates for the Securities to the Underwriter; (iii) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in Section 4(a)(vii), including the reasonable, actual and documented fees and disbursements of counsel for the Underwriter in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda; (iv) the furnishing (including costs of shipping and mailing) to the Underwriter of copies of each Preliminary Prospectus,  the Prospectus and all amendments or supplements to the Prospectus, any Issuer Free Writing Prospectus, and of the several documents required by this Section to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Securities by the Underwriter or by dealers to whom Securities may be sold; (v) the filing fees of  FINRA, if any, in connection with its review of the terms of the public offering and reasonable, actual and documented fees and disbursements of counsel for the Underwriter in connection with such review; (vi) inclusion of the Securities for listing on the NASDAQ Global Market; (vii) all transfer taxes, if any, with respect to the sale and delivery of the Securities by the Company to the Underwriter; and (viii) all other reasonable, actual and documented costs and expenses of the Underwriter (including reasonable fees and disbursements of counsel) incident to the performance of their obligations hereunder not otherwise specifically provided for herein. Notwithstanding anything to the contrary stated in this Agreement, the costs and expenses provided for in clause (viii) above shall not exceed $150,000 in the aggregate for all reimbursable costs and expenses of the Underwriter.  The Underwriter agrees to pay, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Underwriter under this Agreement not payable by the Company pursuant to the preceding sentence, including, without limitation, the fees and disbursements of counsel for the Underwriter.

(xiii)           The Company will indemnify and hold harmless the Underwriter against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Securities and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder to the Underwriter, its officers and employees and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever imposed or levied by or on behalf of the State of Israel or any political subdivision or any taxing authority thereof or therein unless the Company is or becomes required by law to withhold or deduct such taxes, duties, assessments or other governmental charges. In such event, the Company shall pay such additional amounts as will result, after such withholding or deduction, in the receipt by the Underwriter, its officers and employees and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, as the case may be, of the amounts that would otherwise have been receivable in respect thereof as if no withholding or deduction had been made.

(b)                 The Company acknowledges and agrees that the Underwriter has acted and is acting solely in the capacity of a principal in an arm’s length transaction between the Company, on the one hand, and the Underwriter, on the other hand, with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor, agent or fiduciary to the Company or any other person.  Additionally, the Company acknowledges and agrees that the Underwriter has not and will not advise the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriter shall have no responsibility or liability to the Company or any other person with respect thereto, whether arising prior to or after the date hereof.  Any review by the Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions have been and will be performed solely for the benefit of the Underwriter and shall not be on behalf of the Company.  The Company agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary duty to the Company or any other person in connection with any such transaction or the process leading thereto.

(c)                 The Company represents and agrees that, unless it obtains the prior consent of the Underwriter, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.  The Company represents that is has satisfied and agrees that it will satisfy the conditions set forth in Rule 433 of the Rules to avoid a requirement to file with the Commission any Road Show.  The Company consents to the use by the Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only information that describes the final terms of the Securities or their offering.

(d)                 The Company acknowledges, understands and agrees that the Securities may be sold in Israel only by the Underwriter and only to such Israeli investors listed in the First Addendum to the Israeli Securities Law (the “Addendum”) who submit written confirmation to the Underwriter and the Company that such investor (A) falls within the scope of the Addendum, is aware of the meaning of same and agrees to it, and (B) is acquiring the Securities for investment for its own account or, if applicable, for investment for clients who are investors listed in the Addendum and in any event not as a nominee, market maker or agent and not with a view to, or for the resale in connection with, any distribution thereof.

5.           Indemnification.

(a)                 The Company agrees to indemnify and hold harmless the Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Registration Statement, the Statutory Prospectus, the General Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus, any amendment thereof or supplement thereto, or in any Blue Sky application or other information or other documents executed by the Company filed in any state or other jurisdiction to qualify any or all of the Securities under the securities laws thereof (any such application, document or information being hereinafter referred to as a “Blue Sky Application”) or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made with respect to the Preliminary Prospectus, the Statutory Prospectus, the General Disclosure Package, the Prospectus and any Issuer Free Writing Prospectus, not misleading; provided, however, that such indemnity shall not inure to the benefit of the Underwriter (or any person controlling the Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Securities to any person by the Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in such Preliminary Prospectus, the Registration Statement, the Prospectus, the Statutory Prospectus, the General Disclosure Package, any Issuer Free Writing Prospectus or such amendment or supplement thereto, or in any Blue Sky Application in reliance upon and in conformity with the Underwriter Information, or if such losses, claims, damages or liabilities are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct or the Underwriter or any person controlling the Underwriter.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)                 The Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement, against any losses, claims, damages or liabilities (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which such party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Registration Statement, the Statutory Prospectus, the General Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made with respect to the Preliminary Prospectus, the Statutory Prospectus, the General Disclosure Package, the Prospectus and any Issuer Free Writing Prospectus, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Prospectus, the Registration Statement, the Statutory Prospectus, the General Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any such amendment or supplement in reliance upon and in conformity with the Underwriter Information; provided, however, that the obligation of the Underwriter to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the amount of the underwriting discount and commissions applicable to the Securities to be purchased by the Underwriter hereunder.

(c)                 Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served.  No indemnification provided for in Section 5(a) or 5(b) shall be available to any party who shall fail to give notice as provided in this Section 5(c) if the party to whom notice was not given was unaware of the action, suit or proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section.  In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof.  The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties.  An indemnifying party shall not be liable for any settlement of any action, suit, and proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.

6.           Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 5(a) or 5(b) is due in accordance with its terms but for any reason is unavailable to or insufficient to hold harmless an indemnified party in respect to any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Securities pursuant to this Agreement or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.  The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriter was treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.  Notwithstanding the provisions of this Section 6, the Underwriter shall not be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by the Underwriter.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 6, each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.  Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 6, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 6.  No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent.  The Underwriter’s obligations to contribute pursuant to this Section 6 are several in proportion to their respective underwriting commitments and not joint.

7.           Termination.

(a)           This Agreement may be terminated with respect to the Securities to be purchased on a Closing Date by the Underwriter by notifying the Company, at any time at or before a Closing Date, in the absolute discretion of the Underwriter if: (i) in the reasonable judgment of the Underwriter, there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Underwriter, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the reasonable judgment of the Underwriter, inadvisable or impracticable to market the Securities or enforce contracts for the sale of the Securities; (ii) there has occurred any outbreak or material escalation of hostilities or acts of terrorism or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Underwriter, inadvisable or impracticable to market the Securities or enforce contracts for the sale of the Securities; (iii) trading in the Ordinary Shares or any securities of the Company has been suspended or materially limited by the Commission or trading generally on the New York Stock Exchange or NASDAQ has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, FINRA, or any other governmental or regulatory authority; (iv) a banking moratorium has been declared by any New York state or United States federal or Israeli  authority; or (v) in the reasonable judgment of the Underwriter, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business.

(b)           If this Agreement is terminated pursuant to any of its provisions, the Company shall not be under any liability to the Underwriter, and the Underwriter shall not be under any liability to the Company, except that (y) if this Agreement is terminated by the Underwriter because of any failure, refusal or inability on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriter for all reasonable, actual and documented out-of-pocket expenses (including the reasonable, actual and documented fees and disbursements of its counsel) incurred by them in connection with the proposed purchase and sale of the Securities or in contemplation of performing their obligations hereunder; provided that, it is understood that the Company shall not pay or reimburse any costs, fees or expenses incurred by the Underwriter that defaults on its obligations to purchase the Securities, and (z) the Underwriter shall not have failed or refused to purchase the Securities agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, shall be relieved of liability to the Company for damages occasioned by its failure or refusal.

8.           Substitution of Underwriters.  If the Underwriter shall default in its obligation to purchase on any Closing Date the Securities agreed to be purchased hereunder on such Closing Date, the Underwriter shall have the right, within 36 hours thereafter, to make arrangements for any other underwriters to purchase such Securities on the terms contained herein.  If, however, the Underwriter shall not have completed such arrangements within such 36-hour period, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to the Underwriter to purchase such Securities on such terms.  If, after giving effect to any arrangements for the purchase of the Securities by the Underwriter and the Company as provided above, the aggregate number of Securities which remains unpurchased on such Closing Date does not exceed 10% of the aggregate number of all the Securities that the Underwriter is obligated to purchase on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Securities which such Underwriter agreed to purchase hereunder at such date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.  In any such case, either the Underwriter or the Company shall have the right to postpone the applicable Closing Date for a period of not more than seven days in order to effect any necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus or any other documents), and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the opinion of the Company and the Underwriters and their respective counsel may thereby be made necessary.

If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Underwriter and the Company as provided above, the aggregate number of such Securities which remains unpurchased exceeds 10% of the aggregate number of all the Securities to be purchased at such date, then this Agreement, or, with respect to a Closing Date which occurs after the Firm Shares Closing Date, the obligations of the Underwriters to purchase and the Company to sell the Option Shares to be purchased and sold on such date, shall terminate, without liability on the part of any non-defaulting Underwriter to the Company, and without liability on the part of the Company, except as provided in Sections  4(a)(xii), 5, 6 and  7.  The provisions of this Section 8 shall not in any way affect the liability of any defaulting Underwriter to the Company or the nondefaulting Underwriters arising out of such default.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 8 with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

9.           Miscellaneous.  The respective agreements, representations, warranties, indemnities and other statements of the Company and the Underwriter, as set forth in this Agreement or made by or on behalf of them pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter, the Company, or any of their respective officers, directors or controlling persons referred to in Sections 5 and 6 hereof, and shall survive delivery of and payment for the Securities.  In addition, the provisions of Sections 4(a)(xii), 5, 6 and 7 shall survive the termination or cancellation of this Agreement.

This Agreement has been and is made for the benefit of the Underwriter and the Company and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling the Underwriter, or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  The term “successors and assigns” shall not include any purchaser of Securities from the Underwriter merely because of such purchase.

All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or facsimile if subsequently confirmed in writing, (a) if to the Underwriter, c/o Northland Securities, Inc., 45 South 7th Street, Suite 2000, Minneapolis, Minnesota, 55402, Attention: Capital Markets, with a copy to Faegre Baker Daniels LLP, 2200 Wells Fargo Center 90 South 7th Street, Minneapolis, Minnesota 55402, Attention: Jonathan R. Zimmerman, Esq., Facsimile: 612-766 -1600, and (b) if to the Company, to its agent for service as such agent’s address appears on the cover page of the Registration Statement with a copy to Zysman, Aharoni, Gayer and Sullivan & Worcester LLP, 1633 Broadway, New York, NY 10019, Attention: Shy Baranov, Esq., Facsimile: 212-660-3001.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

The Company irrevocably agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company further agrees that service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any lawsuit, action or other proceeding brought in any such court.

The Company hereby irrevocably designates and appoints OTI America Inc. (the “Authorized Agent”), as its authorized agent upon whom process may be served in any such suit or proceeding. The Company represents that it has notified its Authorized Agent of such designation and appointment and that its Authorized Agent has accepted the same in writing. The Company hereby irrevocably authorizes and directs its Authorized Agent to accept such service.  The Company further agrees that service of process upon its Authorized Agent and written notice of said service to the Company mailed by first class mail or delivered to its Authorized Agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of any person to serve process in any other manner permitted by law.

The Company agrees that a final judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner.

With respect to any Related Proceeding, the Company irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Except as set forth in that certain letter agreement dated November 20, 2014 between the Underwriter and the Company, this Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

[Signature page follows.]

Please confirm that the foregoing correctly sets forth the agreement among us.

Very truly yours, ON TRACK INNOVATIONS LTD. By: /s/ Ofer Tziperman Name: Ofer Tziperman Title: Chief Executive Officer

Confirmed:

NORTHLAND SECURITIES, INC.

By: /s/ Jeff Peterson
       Name: Jeff Peterson
       Title: Head of Investment Banking

[Signature Page to Underwriting Agreement]

SCHEDULE I

Issuer Free Writing Prospectuses

None.

SCHEDULE II

Pricing Information

Firm Shares to be Sold: 6,250,000 ordinary shares

Offering Price:  $1.60 per ordinary share

Underwriting Discounts and Commissions:  6.0%

SCHEDULE III

Lock-Up Signatories

Ofer Tziperman
Shay Tomer
Dimitrios Angelis
William C. Anderson III
Charles M. Gillman
John Knapp
Eileen Segall
Dilip Singh
Mark Stolper

Exhibit A

Form of Lockup Agreement

November ___, 2014

Northland Securities, Inc.
   As Representative of the Several Underwriters
45 South 7th Street
Suite 2000
Minneapolis, Minnesota 55402

Re:           Public Offering of On Track Innovations Ltd.

Ladies and Gentlemen:

The undersigned, an executive officer, director or holder of ordinary shares, par value NIS 0.10 per share (“Ordinary Shares”), or rights to acquire Ordinary Shares, of On Track Innovations Ltd. (the “Company”) understands that you, as the underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company, providing for the public offering (the “Public Offering”) by you of Ordinary Shares (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of your agreement to enter into the Underwriting Agreement and to proceed with the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees for the benefit of the Company and you that, without your prior written consent, the undersigned will not, during the period ending 90 days (the “Lock-Up Period”) after the date of the prospectus relating to the Public Offering (the “Prospectus”), directly or indirectly (1) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares owned either of record or beneficially (as defined in the Securities Exchange Act of 1934, as amended) by the undersigned on the date hereof or hereafter acquired or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing. In addition, the undersigned agrees that, without your prior written consent, it will not, during the period ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares. The foregoing shall not apply to sales under any 10b-5 plan in existence as of the date of this Letter Agreement.

Notwithstanding the foregoing, if (x) during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (y) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period; the restrictions imposed in this Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided, however, that this sentence shall not apply if the research published or distributed on the Company is compliant under Rule 139 of the Securities Act and the Company’s securities are actively traded as defined in Rule 101(c)(1) of Regulation M of the Exchange Act.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, is hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Ordinary Shares in the transactions listed as (i)-(iv) below without the your prior written consent, provided that (1) prior to such a transfer, you shall have received a duplicate form of this Lock-Up Agreement executed and delivered by each donee, trustee, distributee or transferee, as the case may be, and (2) no such transfer shall involve a disposition for value:

(i)	as a bona fide gift or gifts;

(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned;

(iii)	to any beneficiary of the undersigned pursuant to a will or other testamentary document or applicable laws of descent; or

(iv)	to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the undersigned or the immediate family of the undersigned.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Ordinary Shares to be sold thereunder, the undersigned shall be released form all obligations under this Letter Agreement.

The undersigned, whether or not participating in the Public Offering, understands that you are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

         This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours, NAME: _______________________________ By: _______________________ Name: Title: